Exhibit 23.3

CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about Huron Ventures, Inc.s ability to continue as a going concern, dated July 29, 2003, relating to the consolidated financial statements of  Huron Ventures, Inc., and to the reference to our Firm  under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
June 24, 2005